UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 5)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2014, as amended by Amendment No. 1 thereto filed with the SEC on May 30, 2014, by Amendment No. 2 thereto filed with the SEC on July 31, 2014, by Amendment No. 3 thereto filed with the SEC on August 20, 2014, and by Amendment No. 4 thereto filed with the SEC on September 18, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), entered into an Interest Purchase Agreement, dated March 19, 2014 (the “Purchase Agreement”), with VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”), Data Protection Services, LLC, a Delaware limited liability company (“DPS”), U.S. Data Security Acquisition, LLC, a Delaware limited liability company (“USDSA”), London Bay – VL Acquisition Company, LLC (“Holding Company”), and Tier 1 Solutions, Inc. (“Tier 1”) (each of Holding Company and Tier 1, a “Seller,” and collectively, the “Sellers”). Pursuant to the Purchase Agreement, we agreed to acquire from Sellers all of the outstanding membership interests of VaultLogix, DPS and USDSA. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

On October 7, 2014, we entered into an amendment to the Purchase Agreement (“Amendment No. 5”), pursuant to which we agreed to extend the final termination date, as defined in Section 9.1(d) of the Purchase Agreement, to October 14, 2014.

The foregoing description of Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Amendment No. 5, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Interest Purchase Agreement, dated October 7, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: October 7, 2014	By:	/s/ Mark E. Munro
Mark E. Munro
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Interest Purchase Agreement, dated October 7, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.